EXHIBIT 99.2

April 20, 2020

Dear Stockholder:
As you may be aware by now, Comrit Investments 1, Limited Partnership (“Comrit”) initiated an unsolicited tender offer (the “Comrit Offer”) to the stockholders of Steadfast Apartment REIT, Inc. (the “Company”) to purchase up to an aggregate of 443,951 shares of the Company’s common stock (the “Shares”) at a price of $9.01 per Share in cash (the “Offer Price”). The board of directors of the Company (the “Board”) recommends that you reject the Comrit Offer for the reasons discussed below.
The Company is required by the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, to inform you of its position, if any, with respect to the Comrit Offer. As a result, the Board: (1) consulted with members of the Company’s management, Steadfast Apartment Advisor, LLC, the Company’s advisor, and such legal and other advisors as deemed appropriate by the Board; (2) reviewed the terms and conditions of the Comrit Offer; (3) considered other information relating to the Company’s historical financial performance, portfolio of assets and future opportunities; (4) evaluated various factors it deemed relevant in light of its knowledge of the Company’s business, financial condition, portfolio of assets and future prospects; and (5) took into account the fact that Comrit is making the Comrit Offer for investment purposes and with the intention of making a profit from the ownership of the Shares.
In determining that the Company should make a recommendation that stockholders reject the Comrit Offer, the Board considered, among other things, the following:

(i)
On April 17, 2020, the Board determined an estimated value per share of the Company’s common stock of $15.23 as of March 6, 2020 (the “Estimated Value”). The Estimated Value is $6.22 higher than the Offer Price on a per Share basis. The Estimated Value takes into account the Company’s merger with Steadfast Income REIT, Inc. and Steadfast Apartment REIT III, Inc. (the “Mergers”), with the Company continuing to exist as the surviving entity. The Estimated Value was determined by the Board after an independent third-party valuation firm conducted valuation analyses on the Company’s assets less its liabilities, divided by the number of Shares outstanding, all as of March 6, 2020. Please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2020, for a more detailed description of how the Board determined the Estimated Value and the risks and limitations in making such a determination. In connection with the determination of the new Estimated Value, the purchase price pursuant to the Company’s distribution reinvestment plan has been revised to $15.23.

The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in its portfolio and the management of those assets, in response to the real estate and finance markets, and due to other factors. In particular, the outbreak of COVID-19, together with the resulting restrictions on travel and shelter in place orders imposed, has had a negative impact on the economy and business activity globally. The extent to which the Company’s business may be affected by COVID-19 will largely depend on future developments with respect to the continued spread and treatment of the virus, which the Company cannot accurately predict. Depending upon the duration of shelter in place orders and the corresponding economic slowdown, residents at the Company’s properties may become unable to pay their rent. Any long-term impact of this situation, even after an economic rebound, remains unclear. These risks are not reflected in the current estimated value per share.

(ii)
In connection with the closing of the Mergers, the Board amended the Company’s share repurchase program (the “SRP”) to (i) impose a $4,000,000 limit on the amount of quarterly redemptions (2) limit repurchase requests to death and disability only for first quarter redemptions and (3) open the SRP to all holders beginning with the second fiscal quarter. The Board may amend, suspend or terminate the SRP upon 30 days’ notice to stockholders. The repurchase price pursuant to the SRP is 93% of the Estimated Value, or $14.16. The Board may further amend or suspend the SRP in response to market conditions, including the economic impact resulting from the COVID-19 pandemic.

(iii)	Stockholders who tender their Shares will assign their right to receive distributions that are paid after May 30, 2020 (or such other date to which the Comrit Offer may be extended).

(iv)
The Comrit Offer provides a means for stockholders to obtain liquidity with respect to their Shares, albeit at a lower price than the Estimated Value or what the Board believes to be the Shares’ long-term value;

(v)
The SEC has recommended “extreme caution” to investors with respect to the heightened risks involved with offers such as the Comrit Offer. In addition to this letter, we strongly encourage you to read the information provided by the SEC, here (www.sec.gov/investor/pubs/minitend.htm) and here (www.sec.gov/rules/interp/34-43069.htm). The SEC makes the following admonitions:

•
If the offer is for less than 5% of a company’s shares, it is a “mini-tender offer” and “you should proceed with caution.” The Comrit Offer is for, at maximum, less than 1% of Shares. Thus, it is a mini-tender offer, and you should proceed with caution.

•	“Some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard.” The Comrit Offer is $6.22 less than the Company’s Estimated Value as of March 6, 2020.

•
“[I]nvestors typically feel pressured to tender their shares quickly without having solid information about the offer or the people behind it. And they’ve been shocked to learn that they generally cannot withdraw from mini-tender offers.”

•
“[M]ini-tender offers typically do not provide the same disclosure and procedural protections that larger, traditional tender offers provide.” We believe the materials provided along with the Comrit Offer fail to adequately address certain matters, such as: a complete description of the risks associated with the Comrit Offer; a clear discussion of the methodologies used by Comrit to determine its offer price or how it has valued the Company’s shares; completeness of disclosure as to the identity of Comrit, its control persons and promoters and their financial wherewithal; and a clear disclosure of the Company’s shares owned by Comrit and its affiliates.

In summary, the Board recommends that stockholders should reject the Comrit Offer.
The Board understands that you must make your own independent decision whether to tender or refrain from tendering your Shares of the Company’s common stock. The Company strongly urges you to carefully consider all aspects of the Comrit Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences and (v) other factors you determine are relevant to your decision. You should carefully review all of the Tender Offer Materials sent to you by Comrit, as well as the Company’s publicly available annual, quarterly and other reports, and consult with your own financial, tax and other advisors in evaluating the Comrit Offer before deciding whether to tender your Shares of the Company’s common stock.
PLEASE CONSULT WITH YOUR TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.
To accept the Comrit Offer, follow the instructions in the Tender Offer Materials provided to you by Comrit. To reject the Comrit Offer, simply ignore it; you do not need to respond to anything. If you have already agreed to tender your Shares pursuant to the Comrit Offer, you may withdraw your acceptance of the Comrit Offer by notifying Comrit at any time prior to the termination of the Comrit Offer. The Comrit Offer expires on May 30, 2020, unless extended by Comrit in accordance with the Tender Offer Materials.
Should you have any questions or need further information about your options, please feel free to contact Steadfast Apartment REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, Attention: Investor Relations (telephone number: 888-223-9951).

Sincerely,
/s/ Rodney F. Emery
Name: Rodney F. Emery, Chairman of the Board of Directors

Forward-Looking Statements
This stockholder letter contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the impact of the ongoing COVID-19 pandemic on the Company’s residents, employees and results of operations; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business the Company; and other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.